UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Commitment Letter

On November 6, 2017, Walter Investment Management Corp. (the “Company”), as guarantor, along with its wholly-owned subsidiaries Ditech Financial LLC (“Ditech”) and Reverse Mortgage Solutions, Inc. (“RMS”), entered into a commitment letter (“Commitment Letter”) with Credit Suisse First Boston Mortgage Capital LLC, acting as sole structuring agent, lead arranger, co-lender and administrative agent on behalf of Credit Suisse AG, Cayman Islands Branch (“Cayman Branch”), and Barclays Bank PLC, as co-lender (together with Cayman Branch and their permitted assigns, the “DIP Lenders”), regarding the terms of the DIP Warehouse Master Refinancing Agreement and the DIP Guarantees (each, as referred to in the Disclosure Statement, as defined below), relating to the DIP Warehouse Facility Agreements (as referred to in the Disclosure Statement), which, if approved by the Bankruptcy Court (as defined below), will provide the Company up to $1.9 billion in available warehouse financing. Proceeds of the DIP Warehouse Facility Agreements are intended to refinance RMS’s and Ditech’s existing warehouse and servicer advance facilities and to fund Ditech’s and RMS’ continued business operations. Pursuant to the DIP Guarantees, the Company will guarantee Ditech’s and RMS’ obligations under each DIP Warehouse Facility Agreement on an unsecured basis and will request the Bankruptcy Court to grant super-priority administrative expense claim status in the Chapter 11 Case (as defined below), subject only to (i) a customary professional fee “carve-out,” in an amount to be agreed upon by the DIP Lenders, and (ii) any super-priority administrative expense claim of the lenders under the Term Loans (defined below) under Section 507(b) of the Bankruptcy Code. Upon the occurrence of the effective date of the Prepackaged Plan (as defined below), and satisfaction of certain conditions precedent set forth in the term sheet attached as Exhibit A to the Commitment Letter, the DIP Warehouse Facilities (as referred to in the Disclosure Statement) will convert into the exit warehouse facilities.

The DIP Warehouse Facilities will provide that during the Chapter 11 Case, (i) up to $750 million will be available to fund Ditech’s origination business, (ii) up to $800 million will be available to RMS, and (iii) up to $550 million will be available to finance the advance receivables related to Ditech’s servicing activities, provided that this sub-limit may be increased to $600 million in the event that certain pre-petition servicing advance facilities are unavailable to Ditech during the Chapter 11 Case. In addition, the lenders under the DIP Warehouse Facilities have agreed to provide Ditech, through the pendency of the Chapter 11 Case, up to $1.35 billion in trading capacity for Ditech to hedge its interest rate exposure with respect to the loans in Ditech’s loan origination pipeline.

The entry into the DIP Warehouse Facilities will be subject to certain conditions precedent, including: (a) Ditech’s and RMS’ continued status as an approved issuer and servicer with the GSEs and/or Ginnie Mae, as applicable; (b) no material disruption of claim payments on FHA insured loans; and (c) the entry by the Bankruptcy Court of an interim order approving the DIP Guarantees of the Company.

The foregoing description of the Commitment Letter is not complete and is qualified by reference to the complete document, which is Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

The Disclosure Statement (as defined in Item 7.01 below) includes certain information regarding the Company’s results of operations or financial condition for the quarterly period ended September 30, 2017, which remains subject to the customary review procedures associated with the compilation of such information.

The information furnished pursuant to Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on October 20, 2017, the Company entered into (i) an Amended and Restated Restructuring Support Agreement (as amended, the “Term Loan RSA”) with lenders holding, as of the date hereof, more than 95% of the loans and commitments outstanding (the “Term Loans”) under that certain Amended and Restated Credit Agreement, dated as of December 19, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto, and (ii) a Restructuring Support Agreement (the “Senior Noteholder RSA”, and together with the Term Loan RSA, the “RSAs”) with senior unsecured noteholders holding, as of the date hereof, more than 85% of the 7.875% senior unsecured notes due 2021 (the “Senior Notes”) outstanding under that certain Indenture, dated as of December 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, a national banking association as successor trustee.

On November 6, 2017, pursuant to the terms of the RSAs, the Company commenced the solicitation of votes (the “Solicitation”) to obtain acceptances of the Prepackaged Chapter 11 Plan of Reorganization of Walter Investment Management Corp. and Affiliate Co-Plan Proponents, dated November 6, 2017 (the “Prepackaged Plan”). The Company intends to commence a chapter 11 case (the “Chapter 11 Case”) following the conclusion of the Solicitation in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

In connection with the commencement of the Solicitation, a disclosure statement relating to the Prepackaged Plan (the “Disclosure Statement”) was distributed to certain creditors of the Company. Included in the Disclosure Statement is the Prepackaged Plan. A summary of the key features of the Prepackaged Plan was included in Item 1.01 to the Company’s Current Report on Form 8-K filed on October 23, 2017. That description of the Prepackaged Plan does not purport to be complete and is qualified in its entirety by reference to the Prepackaged Plan, a copy of which is included as an exhibit to the Disclosure Statement, which is being furnished as Exhibit 99.1 to this Form 8-K, and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Risks and uncertainties relating to the proposed restructuring include: the ability of the Company to comply with the terms of the RSAs, including completing various stages of the restructuring within the dates specified by the RSAs; the ability of the Company to obtain requisite support for the restructuring from various stakeholders; the ability of the Company to obtain sufficient votes for the Prepackaged Plan; the ability of the Prepackaged Plan to satisfy all the requirements necessary for confirmation by the Bankruptcy Court; the ability of the Company to maintain the listing of its common stock on the New York Stock Exchange; the ability of the Company to successfully execute the transactions contemplated by the RSAs without substantial disruption to the business of, or a Chapter 11 bankruptcy filing by, one or more of its primary operating or other subsidiaries; the high costs of bankruptcy proceedings and related fees, including the risk that the restructuring will take longer than anticipated; the ability of the Company to obtain sufficient financing to allow it to emerge from bankruptcy and execute its business plan post-emergence, and its ability to comply with the terms and conditions of that financing; the actions and decisions of the Company’s creditors and other third parties who have interests in the Chapter 11 Case that may be inconsistent with the Company’s operational and strategic plans; the ability of the Company to continue as a going concern; and the effects of disruption from the proposed restructuring making it more difficult to maintain business, financing and operational relationships, to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business. Important assumptions and other important factors that could cause actual results to differ materially from those expected include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission. The above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors, risks and uncertainties emerge from time to time, and it is not possible for management to predict all such factors, risks and uncertainties.

Item 8.01 Other Events.

The Company cautions that trading in the Company’s securities during the Solicitation and pendency of the anticipated Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of Company’s securities in the anticipated Chapter 11 Case.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Commitment Letter dated as of November 6, 2017 (Incorporated by reference to Exhibit E to Exhibit T3E.1 of the Form T-3 filed by Walter Investment Management Corp. with the SEC on November 6, 2017).

99.1	Disclosure Statement relating to the Prepackaged Chapter 11 Plan Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents, dated November 6, 2017 (Incorporated by reference to Exhibit T3E.1 of the Form T-3 filed by Walter Investment Management Corp. with the SEC on November 6, 2017).

EXHIBIT INDEX

Exhibit Number	Description

10.1	Commitment Letter dated as of November 6, 2017 (Incorporated by reference to Exhibit E to Exhibit T3E.1 of the Form T-3 filed by Walter Investment Management Corp. with the SEC on November 6, 2017).

99.1	Disclosure Statement relating to the Prepackaged Chapter 11 Plan Reorganization of Walter Investment Management Corp. and the Affiliate Co-Plan Proponents, dated November 6, 2017 (Incorporated by reference to Exhibit T3E.1 of the Form T-3 filed by Walter Investment Management Corp. with the SEC on November 6, 2017).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: November 6, 2017	By:	/s/ John J. Haas
	Name:	John J. Haas
	Title:	General Counsel, Chief Legal Officer and Secretary